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                                                                       EXHIBIT 8


                         SIDLEY AUSTIN BROWN & WOOD LLP

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
         BEIJING                    BANK ONE PLAZA                       LOS ANGELES
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                                     FOUNDED 1866
          GENEVA                                                          SINGAPORE

        HONG KONG                                                           TOKYO

          LONDON                                                       WASHINGTON, D.C.
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                                  May 17, 2005


ING USA Annuity and Life Insurance Company
1475 Dunwoody Drive, Suite 400
West Chester, Pennsylvania  19380

         Re:  $5,000,000,000 Secured Notes Registration Statement on Form S-3
              ---------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to ING USA Annuity and Life Insurance Company, an Iowa insurance company ("ING USA"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), by ING USA of a Registration Statement on Form S-3 (File No. 333-123457) on March 18, 2005, as amended by Amendment No. 1 filed with the Commission on April 22, 2005, and Amendment No. 2 filed with the Commission on May 17, 2005 (including the documents incorporated by reference therein, the "Registration Statement"), including a prospectus (including the documents incorporated by reference therein, the "Prospectus"), relating to secured medium-term notes (the "Notes") to be issued from time to time by newly established separate and distinct special purpose common law trusts, each of which will be formed in a jurisdiction located in the United States specified in the applicable pricing supplement (each, a "Trust" and together, the "Trusts"), a prospectus supplement to the Prospectus, relating to the Notes under the ING USA secured medium-term notes program to be issued from time to time by the Trusts (the "Institutional Prospectus Supplement" and, together with the Prospectus, the "Institutional Prospectus") and a prospectus supplement to the Prospectus, relating to the Notes under the INGsm USA CoreNotes(R) program to be issued from time to time by the Trusts (the "Retail Prospectus Supplement" and, together with the Prospectus, the "Retail Prospectus").

         The Registration Statement provides for (i) the registration of up to $5,000,000,000, or the equivalent amount in one or more foreign currencies, aggregate principal amount of Notes to


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SIDLEY AUSTIN BROWN & WOOD LLP IS AN ILLINOIS LIMITED LIABILITY PARTNERSHIP
PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS

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SIDLEY AUSTIN BROWN & WOOD LLP                                          CHICAGO

May 17, 2005
Page 2

be issued by the Trusts, with each Trust to issue Notes pursuant to an indenture (each, an "Indenture") to be entered into between such Trust and Citibank, N.A., as indenture trustee, substantially in the form filed as an exhibit to the Registration Statement, and (ii) the registration of up to $5,000,000,000, or the equivalent amount in one or more foreign currencies, of ING USA's funding agreements (each, a "Funding Agreement") to be sold to the Trusts in connection with the issuance and sale of the Notes, substantially in the form filed as an exhibit to the Registration Statement.

         In furnishing this opinion, we have reviewed and participated in the preparation of: (i) the Registration Statement, the Institutional Prospectus and the Retail Prospectus, (ii) the standard trust terms dated May 17, 2005, that will be entered into between U.S. Bank National Association, as trustee, and GSS Holdings II, Inc., as trust beneficial owner (the "Standard Trust Terms"), substantially in the form filed as an exhibit to the Registration Statement,
(iii) the standard indenture terms dated May 17, 2005 (the "Standard Indenture Terms"), substantially in the form filed as an exhibit to the Registration Statement, (iv) the form of Omnibus Instrument (each, an "Omnibus Instrument") that includes the form of trust agreement, which will adopt and incorporate the Standard Trust Terms, and the form of Indenture, which will adopt and incorporate the Standard Indenture Terms, to be executed in connection with the creation of each Trust and the issuance by such Trust of its Notes, substantially in the form filed as an exhibit to the Registration Statement, (v) the form of the Funding Agreement, substantially in the form filed as an exhibit to the Registration Statement, (vi) the Distribution Agreement, substantially in the form filed as an exhibit to the Registration Statement, that will be entered into by and among ING USA and the agents named therein, and to be acknowledged and agreed to by each relevant Trust pursuant to a Terms Agreement to be executed by such Trust through the execution of the Omnibus Instrument and (vii) such other records, documents, certificates or other instruments as in our judgment were necessary or appropriate to enable us to render the opinions expressed below. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies submitted to us for our examination. We have also assumed that the transactions described in the Registration Statement are performed in the manner described therein.

         Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, the discussions set forth in the Institutional Prospectus Supplement and the Retail Prospectus Supplement under the heading "Material United States Federal Income Tax Considerations," to the extent describing matters of United States federal income tax law or legal conclusions with respect thereto, is our opinion.

         In rendering the opinion set forth above, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), regulations promulgated thereunder by the United States Treasury Department (the "Regulations"), pertinent judicial authorities, rulings and other administrative interpretations of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that the Code, the Regulations and such judicial authorities, rulings, and administrative interpretations and other



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SIDLEY AUSTIN BROWN & WOOD LLP                                          CHICAGO

May 17, 2005
Page 3

authorities are subject to change at any time and, in some circumstances, with retroactive effect; and any such change could affect the opinion stated herein.

         This opinion letter speaks as of the date hereof and we assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions and statements set forth above, including any changes in applicable law which may hereafter occur.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any Registration Statement filed in accordance with Rule 462(b) under the Act relating to the Notes. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,


                                          /s/ Sidley Austin Brown and Wood LLP